                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               HUGGIE HEART, INC.

         The undersigned, desiring to form a corporation under the provisions of the General Corporation Law of the State of Delaware, hereby states as follows:

         FIRST: Name. The name of the corporation is HUGGIE HEART, INC. (the "Corporation").

         SECOND: Registered Office and Agent. The Corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

         THIRD: Business. The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on by the Corporation are to do any and all things which corporations may be organized to do under the General Corporation Law of the State of Delaware.

         FOURTH: Capitalization. The amount of the total authorized capital stock of the Corporation is $70,000, consisting of 50,000,000 shares of common stock having a par value of $.001 per share, and 10,000,000 shares of preferred stock, having a par value of $.002 per share. The powers, preferences, rights, qualifications, limitations or restrictions of such shares shall, subject to the limitations imposed by the General Corporation Law of the State of Delaware, be fixed by resolution of the Board of Directors of the Corporation.

         FIFTH: Incorporator. The name and address of the incorporator is as follows:

                Stuart A. Fredman, Esq.
                Hansen Jones & Leta
                50 West Broadway, Suite 600
                Salt Lake City, Utah 84101



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         SIXTH: Initial Board of Directors. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the persons to serve as directors of the Corporation until the first annual meeting of stockholders or until such persons' successors are duly qualified and elected are:

         Laura W. Goodman                    347 5th Avenue
                                             New York, New York 10016

         Benjamin Goodman                    347 5th Avenue
                                             New York, New York 10016

         Peter P. Green, III                 347 5th Avenue
                                             New York, New York 10016

         Richard L. Goldstein                347 5th Avenue
                                             New York, New York 10016

         Samantha LaViale                    347 5th Avenue
                                             New York, New York 10016

         SEVENTH: Directors' Powers. The directors shall, in addition to all other powers granted directors under the General Corporation Law of the State of Delaware, have the power to make and to alter or amend the Bylaws of the Corporation, to affix the amount to be reserved as working capital, and to authorize, and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

         EIGHTH: Liability, Indemnification and Advancement of Expenses. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability shall not arise out of (i) any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising as a result of the violation of section 174 of the General Corporation Law of the State of Delaware, or (iv) any transaction from which such director derived an improper personal benefit. The Corporation shall, to the maximum extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the maximum extent permitted by law, pay or advance expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, hereby makes, files and records this Certificate of Incorporation on behalf of the Corporation, does certify, under penalty of perjury, that the facts herein stated are true, and hereby sets his hand.

         DATED as of May 31, 1991.

                                    /s/ Stuart A. Fredman
                                    -------------------------
                                    Incorporator



                                       3
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                            CERTIFICATE OF MERGER FOR
                   HUGGIE HEART, INC., A DELAWARE CORPORATION

         Pursuant to the provisions of Section 252 of the Delaware Corporations law, as amended to date, Huggie Heart, Inc., a Delaware corporation (the "Corporation") hereby adopts the following Certificate of Merger.

         FIRST: Name and State of Incorporation of Each of the Constitute Corporations. The constitute corporations to this merger are Huggie Heart International, Inc., a Utah corporation, and Huggie Heart, Inc., a Delaware corporation.

         SECOND: Agreement and Plan of Merger. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the Delaware Corporations Law.

         THIRD: Name of Surviving Corporation. The surviving corporation to this merger shall be Huggie Heart, Inc., the Delaware corporation, which shall, as a result of the merger, be renamed "Huggie Heart International, Inc.".

         FOURTH: Amendments to Certificate of Incorporation. As set forth in Section THIRD, as a result of the merger, the Certificate of Incorporation of Huggie Heart, Inc. shall be amended to reflect the change of the corporation's name from "Huggie Heart, Inc." to "Huggie Heart International, Inc.".

         FIFTH: Executed Agreement of Merger. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at 347 Fifth Avenue, New York, NY 10016.

         SIXTH: Request for Copy of Executed Agreement and Plan of Merger. A copy of the executed Agreement and Plan of Merger will be furnished, by the Corporation, on request and without cost, to any stockholder of any of the constituent corporations to the merger.

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         SEVENTH: Capitalization of Constituent Corporation. The surviving corporation to this merger shall be the Corporation. The corporation which will cease to exist as a result of the merger is Huggie Heart International, Inc., a Utah corporation, which has a capitalization of 50,000,000 shares of common stock, par value $.07 per share. The capitalization of the surviving corporation to this merger, the Corporation, will not be affected, changed, modified, increased or decreased as a result of the merger.

         DATED as of the 20th day of August, 1991.

                                             HUGGIE HEART, INC.

                                             /s/ Laura M. Goodman
                                             -----------------------------
                                             Laura M. Goodman, President




                                             ATTESTED TO:

                                             /s/ Bengamin Goodman
                                             -----------------------------
                                             Benjamin Goodman, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        HUGGIE HEART INTERNATIONAL, INC.

         Huggie Heart International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: The name of the corporation is Huggie Heart International, Inc.

         SECOND: The following amendment was adopted by the Board of Directors and the Consent of the majority stockholder of the corporation on June 17. 1993, in the manner prescribed by Sections 141 and 228 of the General Corporation Law of the State of Delaware.

                  RESOLVED, that the Articles of Incorporation of the corporation be amended to change the name of the corporation to "Pet-Con Industries, Inc."

         THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         FOURTH: This amendment has no effect on the presently issued and outstanding shares of common stock of the corporation; and has no effect on the stated capital of the corporation.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Benjamin Goodman, its President, and attested by Laura Goodman, its Secretary, this 17th day of June, 1993.

                                    HUGGIE HEART INTERNATIONAL, INC.


                                    By: /s/ Benjamin Goodman
                                        ---------------------------------------
                                        Benjamin Goodman, President

Attest:


/s/ Laura Goodman
------------------------------
Laura Goodman, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                            PET-CON INDUSTRIES, INC.


         Pet-Con Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         First: That on August 24, 1999, the Board of Directors of the Corporation adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation and to take all proper and necessary action to obtain the approval of the proposed amendments to the requisite number of shareholders of the Corporation. The resolutions setting forth the proposed amendments by the Board of Directors of the Corporation are as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Articles FIRST and FOURTH thereof and by substituting in lieu of said Articles the following new Articles:

         FIRST: The name of the Corporation is Premier Classic Art, Inc.

         FOURTH: (a) The total number of shares of Common Stock which the corporation shall have authority to issue is Fifty Million (50,000,000), par value One Mil ($.001) per share (the "Common Stock"); (b) The total number of shares of Preferred Stock which the corporation shall have authority to issue is Ten Million (10,000,000) par value Two Mils ($.002) per share; (c) The 10,614,326 shares of Common Stock presently outstanding shall be reduced to 212,286 shares of Common Stock and such additional fractional shares of Common Stock as may be necessary to increase a fractional share to a full share by effecting a one for fifty reverse stock split (the "Reverse Stock Split") and such reduction in shares of Common Stock outstanding shall take effect on the date selected by the Board of Directors occurring within thirty (30) days after authorization by the shareholders and after the filing of a Certificate of Amendment of the Certificate of Incorporation with the state of Delaware (the "Certificate of Amendment"); (c) The 216,800 shares of Series A Preferred Stock, $.002 par value, presently outstanding and presently convertible into 2,439,000 shares of Common Stock (11.25 shares of Common Stock for each outstanding share of Series A Preferred Stock), as a result of the Reverse Split shall be convertible into 48,780 shares of Common Stock (.225 shares of Common Stock for each outstanding share of Series A Preferred Stock) and such additional fractional shares of Common Stock as may be necessary to increase a fractional share to a full share by effecting the Reverse Split.

         SECOND: That thereafter, the aforesaid proposed amendments to Articles FIRST and FOURTH to the Certificate of Incorporation of the Corporation were approved by shareholders action by written consent in lieu of a meeting, pursuant to Section 228 of the General Corporation Law of the state of Delaware by a majority of the shares entitled to vote. A total of 6,229,479 shares out of 10,600,376 shares took such action by written consent on August 24, 1999.

Dated:  New York, New York
        August 24, 1999

                                             Pet-Con Industries, Inc.


                                             By: /s/ James Cheatam
                                                -------------------------------
                                                James Cheatham, President


Attest:


/s/ Martin McDermott
Martin McDermott, Secretary

                                STATE OF DELAWARE

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                 PARENTECH, INC.
                                      INTO
                            PREMIER CLASSIC ART, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware, Premier Classic Art, Inc. ("Premier"), a corporation incorporated on the 4th day of June, 1991 (incorporated as Huggie Heart, Inc.), pursuant to the provisions of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Parentech, Inc., a corporation incorporated on the 10th day of February, 2000 pursuant to the provisions of the General Corporation Law of the State of Delaware (`Parentech"), and that Premier, by resolution of its Board of Directors duly adopted at a meeting held on the 14th day of January, 2003, determined to merge into itself Parentech, which resolution is in the following words to wit:

         WHEREAS this corporation lawfully owns 100% of the outstanding stock of Parentech, a corporation organized and existing under the laws of Delaware, and

         WHEREAS this corporation desires to merge into itself the said Parentech and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

         NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself Parentech and assume all of its liabilities and obligations, and

         FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merger said Parentech and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

         FURTHER RESOLVED, that the officer of this corporation be and he hereby is authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger; and

         FURTHER RESOLVED that Premier relinquishes its corporate name and assumes in place thereof the name "Parentech, Inc."

         IN WITNESS WHEREOF, said Premier has caused its corporate seal to be affixed and this certificate to be signed by Scott D. Landow, an authorized officer, this 14th day of January, 2003.

                                    By: /s/ Scott D. Landow
                                        -----------------------------
                                          Authorized Officer
                                    Name:   Scott D. Landow
                                    Title:  President

                           CERTIFICATE OF AMENDMENT TO
               THE CERTIFICATE OF INCORPORATION OF PARENTECH, INC.

Parentech, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Certificate of Incorporation of the Company, as follows:

RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Certificate of Incorporation providing for a l-for-200 reverse stock split of its shares of common stock;

SECOND: That Article Fourth shall include, following the last sentence of Article Fourth, the following:

Pursuant to the resolution for a reverse stock split approved by the Stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated January 6, 2005, declared a 1-for-200 reverse stock split effective upon the filing of this certificate of amendment.

THIRD: That a majority of the Company's Stockholders have approved the amendment to the Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Scott Landow, its Chief Executive Officer, this 27th day of January, 2005.

By:  /s/ Scott Landow
   -------------------------------------
   Scott Landow, Chief Executive Officer

                           CERTIFICATE OF AMENDMENT TO
               THE CERTIFICATE OF INCORPORATION OF PARENTECH, INC.


Parentech, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duty amending the Certificate of Incorporation of the Company, as follows:

SECOND: That the Certificate of Incorporation of Parentech, Inc. be amended by changing the Article thereof numbered "One" so that, as amended, the Article shall be and read as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation is Bridgetech Holdings International, Inc.

THIRD: That thereafter, a majority of the Company's Stockholders (the necessary number of shares as required by statute) have approved the amendment to the Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: That the capital of Parentech, Inc. shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Scott Landow, its Chief Executive Officer, this 3rd day of February, 2005.

By:  /s/Scott Landow
   -------------------------------------
   Scott Landow, Chief Executive Officer